UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 12, 2009

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on January 13, 2009, officers of Humana Inc. (the “Company”) will be meeting with investors and analysts at an industry conference. During the meetings, the Company intends to address its prospects and performance and will reaffirm the Company’s earnings per share guidance for the full year 2008 of $3.80 to $3.90, and for the full year 2009 of $5.90 to $6.10. In addition, the Company expects gross sales for Medicare Advantage for 2009 to be higher than previously forecast, while gross sales for stand-alone Prescription Drug Plans are expected to be in line with previous projections. The Company is continuing to receive January 2009 disenrollment data for all Medicare plans from the Centers for Medicare and Medicaid Services (“CMS”), consistent with historical disenrollment reporting patterns from CMS. Initial data indicates higher attrition than previously forecast in both Medicare Advantage and stand-alone Prescription Drug Plans. For 2009, the Company still anticipates net additions of 25,000 to 75,000 members to its Medicare Advantage program, but expects the decline in membership in the Company’s stand-alone Prescription Drug Plans to be higher than previously forecast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Steven E. McCulley
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: January 12, 2009